EXECUTION VERSION
Exhibit 10.1

ESCROW AGREEMENT
This ESCROW AGREEMENT (this “Escrow Agreement”) is made and entered into as of June 9, 2016 among Herc Spinoff Escrow Issuer, LLC, a Delaware limited liability company (the “Company”), Herc Spinoff Escrow Issuer, Corp., a Delaware corporation (together with the Company and as further defined in Section 1.1 hereof, the “Issuers”), Wilmington Trust, National Association, as Trustee under the Indenture referred to below (in such capacity and as further defined in Section 1.1 hereof, the “Trustee”), and Wilmington Trust, National Association, as escrow agent and as securities intermediary (in such capacities, the “Escrow Agent”), in favor of Holders (as defined herein) of the Notes (as defined herein) issued on the date hereof by the Issuers under the Indenture referred to below.
W I T N E S S E T H
WHEREAS, the Issuers, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Goldman, Sachs & Co., as representatives (the “Representatives”) of the several initial purchasers listed on Schedule I to the Purchase Agreement (as defined herein) (collectively, the “Initial Purchasers”), are parties to a Purchase Agreement dated May 25, 2016 (as such agreement may be amended, restated or otherwise modified from time to time, the “Purchase Agreement”), pursuant to which, concurrently with the execution and delivery hereof, the Issuers are issuing and selling to the Initial Purchasers $610.0 million aggregate principal amount of their 7.50% Senior Secured Second Priority Notes due 2022 (the “2022 Notes”) and $625.0 million aggregate principal amount of their 7.75% Senior Secured Second Priority Notes due 2024 (the “2024 Notes” and, together with the 2022 Notes, the “Notes”);
WHEREAS, the Issuers and the Trustee have entered into that certain Indenture dated as of the date hereof (as supplemented by the First Supplemental Indenture, dated as of the date hereof, relating to the issuance of the 2022 Notes (the “2022 Notes Supplemental Indenture”) and the Second Supplemental Indenture, dated as of the date hereof, relating to the issuance of the 2024 Notes (the “2024 Notes Supplemental Indenture”) and as further amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which the Issuers are issuing the Notes on the date hereof;
WHEREAS, on the date hereof, pursuant to the Purchase Agreement, the Issuers are required to deposit, or direct the deposit, into the Escrow Account (as defined herein) of United States Dollars and/or Treasury Securities (as defined herein) in an amount equal to $1,243,372,222.22 (the “Initial Escrow Deposit Amount”), representing the aggregate purchase price paid for the Notes by the Initial Purchasers pursuant to the Purchase Agreement, plus an amount equal to the Initial Additional Escrow Deposit Amount (as defined herein), which amounts shall be held by the Escrow Agent for the benefit of the Trustee and the ratable benefit of the Holders until released in accordance with the terms hereof;
WHEREAS, in the event that (a) the Escrow Agent has not received an Officer’s Certificate (as defined herein) at or prior to 5:00 p.m. (New York City time) on the then applicable Outside Date (as defined below) or (b) the Escrow Agent has received an Escrow Termination Notice (as defined herein) from the Company prior to the then applicable Outside

Date, the Company shall be required to redeem the Notes (the “Special Mandatory Redemption”) at the Special Mandatory Redemption Price (as defined herein) on the Special Mandatory Redemption Date (as defined herein) pursuant to the special mandatory redemption provisions of the Indenture (the “Special Mandatory Redemption Obligations”);
NOW, THEREFORE, in consideration of the premises herein contained, the Issuers, the Trustee and the Escrow Agent hereby agree, for the benefit of the Trustee and for the ratable benefit of the Holders, as follows:
SECTION 1.Certain Definitions; Appointment; Deposit and Investment.
1.1    Definitions.
“2022 Notes” shall have the meaning set forth in the recitals hereto.
“2022 Notes Supplemental Indenture” shall have the meaning set forth in the recitals hereto.
“2024 Notes” shall have the meaning set forth in the recitals hereto.
“2024 Notes Supplemental Indenture” shall have the meaning set forth in the recitals hereto.
“Additional Escrow Deposit Amount” means the Initial Additional Escrow Deposit Amount and any Extended Additional Escrow Deposit Amount(s), as applicable.
“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Board of Directors” means, for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the board of directors or other governing body of such entity (including, if such Person is a limited liability company, the managing member of such Person) or, in either case, any committee thereof duly authorized to act on behalf of such board of directors or other governing body.
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York City (or any other city in which the Escrow Agent or any Paying Agent maintains its office).
“Collateral” shall have the meaning set forth in Section 5(a) hereof.

“Company” shall have the meaning set forth in the preamble, and includes any successor-in-interest thereto.
“Escrow Account” means the escrow account bearing account number “116323-000” established in the name of the Issuers with the Escrow Agent.
“Escrow Agent” means the Person named as the “escrow agent” in the first paragraph of this Escrow Agreement until a successor escrow agent shall have become such, in accordance with Section 7 hereof, and thereafter “Escrow Agent” means the Person who is then the Escrow Agent hereunder.
“Escrow Investments” means, at any time, any of the following: (1) Treasury Securities, (2) investments in time deposit accounts, certificates of deposit and money market deposits, entitled to U.S. federal deposit insurance for the full amount thereof or issued by a bank or trust company (including the Escrow Agent or an affiliate of the Escrow Agent) that is organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500.0 million, (3) investments in commercial paper having, at the date of acquisition, a credit rating no lower than A‑1 from S&P, P‑1 from Moody’s, or F‑1 from Fitch Ratings Ltd., (4) repurchase obligations entered into with a nationally recognized broker-dealer, with respect to which the purchased securities are obligations issued or guaranteed by the United States government or any agency thereof, which repurchase obligations shall be entered into pursuant to written agreements, (5) mutual funds that invest in Escrow Investments described in any of the preceding clauses (1) through (4) and are registered with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended, and operated in accordance with Rule 2a‑7 and that at the time of such investment are rated Aaa by Moody’s and/or AAA by S&P, which may include such funds for which the Trustee or an affiliate provides investment advice or other services, and (6) investment funds investing at least 95.0% of their assets in investments of the types described in clauses (1) through (5).
“Escrow Release Date” shall have the meaning set forth in Section 4(a) hereof.
“Escrow Termination Notice” means a notice in the form of Exhibit C hereto signed by an Officer of the Company.
“Escrowed Funds” means the Initial Escrow Deposit Amount, any Additional Escrow Deposit Amount, any Escrow Investments on deposit in the Escrow Account and all interest, dividends and other distributions and payments thereon.
“Extended Additional Escrow Deposit Amount” means, with respect to any Extension Election, an amount of United States Dollars and/or Treasury Securities that is certified by an Officer of the Company as constituting an amount that, when taken together with the amount of Escrowed Funds then on deposit in the Escrow Account, is sufficient (as determined solely by the Company) to pay the Special Mandatory Redemption Price on the extended Special Mandatory Redemption Date based on the Extended Outside Date specified in such Extension Election.

“Extended Outside Date” means the date specified as such (which date shall not be later than December 31, 2016) in any Extension Election delivered to the Escrow Agent and the Trustee in accordance with Section 3(b) hereof.
“Extension Election” means an election in the form of Exhibit B hereto signed by an Officer of the Company and delivered to the Escrow Agent and the Trustee in accordance with Section 3(b) hereof.
“HERC” means Hertz Equipment Rental Corporation, a Delaware corporation, which is expected to be renamed Herc Rentals Inc. in connection with the Separation, and any successor in interest thereto.
“HERC Holdings” means Hertz Global Holdings, Inc., a Delaware corporation, which is expected to be renamed Herc Holdings Inc. in connection with the Separation, and any successor in interest thereto.
“Holder” means the Person in whose name a Note is registered in the note register required to be kept pursuant to the Indenture.
“Initial Additional Escrow Deposit Amount” means an amount of United States Dollars and/or Treasury Securities equal to $8,372,222.22, representing accrued and unpaid interest payable on the Notes from the Issue Date to, but not including, the Special Mandatory Redemption Date based on the Initial Outside Date.
“Initial Escrow Deposit Amount” shall have the meaning set forth in the recitals hereto.
“Initial Outside Date” means June 30, 2016.
“Initial Purchasers” shall have the meaning set forth in the recitals hereto.
“Issue Date” means June 9, 2016, the first date on which Notes were issued.
“Issuers” shall have the meaning set forth in the recitals, and includes any successors in interest thereto.
“Joinder Agreements” means the HERC Joinder Agreement and the Guarantor Joinder Agreement (as each such term is defined in the Purchase Agreement).
“New Hertz” means Hertz Rental Car Holding Company, Inc., a Delaware corporation, which is expected to be renamed Hertz Global Holdings, Inc. in connection with the Separation, and any successor in interest thereto.
“Notes” shall have the meaning set forth in the recitals hereto.
“Notes Obligations” means all obligations and liabilities of the Issuers in respect of the unpaid principal of and interest on the Notes, and all other obligations and liabilities of the Issuers to the Trustee and the Holders of the Notes, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under the Indenture and the Notes.
“Officer” means, with respect to each Issuer or any other obligor upon the Notes, the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer, any Vice President, the Controller, the Treasurer or the Secretary (a) of such Person or (b) if such Person is owned or managed by a single entity, of such entity (or any other individual designated as an “Officer” for the purposes of this Escrow Agreement by the Board of Directors of such Issuer).
“Officer’s Certificate” means a certificate in the form of Exhibit A hereto (including the appropriate attachments) signed by an Officer of the Company identified in Part A of Schedule I hereto.
“Outside Date” means the Initial Outside Date; provided that if the Company delivers one or more Extension Elections to the Trustee and the Escrow Agent in accordance with Section 3(b) hereof, the Outside Date shall at any given time thereafter be the Extended Outside Date specified in the most recent Extension Election delivered at such time.
“Paying Agent” means any Person authorized by the Issuers to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Issuers; provided that neither the Issuers nor any of their Affiliates shall act as Paying Agent for purposes of Section 1103 or Section 1205 of the Indenture.
“Person” or “person” means a natural person, corporation, company, joint venture, individual business trust, trust association, partnership, limited partnership, limited liability company or other entity.
“Purchase Agreement” shall have the meaning set forth in the recitals hereto.
“Representatives” shall have the meaning set forth in the recitals hereto.
“Senior ABL Agreement” has the meaning assigned to such term in the Indenture.
“Separation” means the separation of HERC Holdings’ car rental business and equipment rental business into two independent, publicly traded companies, as described in the Issuers’ offering memorandum, dated May 25, 2016, in connection with the offering and sale of the Notes.
“Separation Agreement” means that certain separation and distribution agreement to be entered into between HERC Holdings and New Hertz, governing, among other things, the terms of the Separation.
“Special Mandatory Redemption” shall have the meaning set forth in the recitals hereto.
“Special Mandatory Redemption Date” means the date of redemption of the Notes by the Company pursuant to a Special Mandatory Redemption, as specified in the Special Redemption

Company Notice sent by the Company pursuant to Section 6(h) of each of the 2022 Notes Supplemental Indenture and the 2024 Notes Supplemental Indenture, a copy of which notice shall be delivered to the Escrow Agent.
“Special Mandatory Redemption Obligations” shall have the meaning set forth in the recitals hereto.
“Special Mandatory Redemption Price” means a price equal to 100.0% of the initial issue price of the Notes plus accrued and unpaid interest on the Notes, if any, as calculated by the Company in accordance with the terms of the Indenture and the Notes, from and including the Issue Date to, but excluding, the Special Mandatory Redemption Date.
“Special Redemption Company Notice,” with respect to the 2022 Notes and the 2024 Notes, has the meaning attributed to the term “Special Redemption Company Notice” in the 2022 Notes Supplemental Indenture and the 2024 Notes Supplemental Indenture, as applicable.
“Transactions” means the transactions contemplated by the Separation Agreement, the Joinder Agreements, the Indenture, this Agreement and the Senior ABL Agreement, each as described in the Issuers’ offering memorandum, dated May 25, 2016, in connection with the offering and sale of the Notes.
“Treasury Securities” means any investment in obligations issued or guaranteed by the United States government or any agency thereof.
“Trustee” means the party named as such in the preamble hereto until a successor replaces it and, thereafter, means the successor.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.
“United States Dollars” means dollars in lawful currency of the United States of America.
All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Indenture.
1.2    Interpretive Rules.
Unless the context of this Escrow Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Escrow Agreement refer to this Escrow Agreement as a whole and not to any particular provision of this Escrow Agreement. Article, section, subsection, clause, schedule, and exhibit references herein are to this Escrow Agreement unless otherwise specified. Any reference in this Escrow Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any reference herein to the repayment in full of an obligation shall mean the payment in full in cash of such obligation, or in such other manner as may be approved in writing by the requisite holders or representatives in respect of such obligation.
1.3    Appointment of the Escrow Agent.
Each of the Issuers and the Trustee hereby appoint Wilmington Trust, National Association as Escrow Agent in accordance with the terms and conditions set forth herein and Wilmington Trust, National Association hereby accepts such appointment. The Escrow Agent shall not be required, or have any duty, to notify anyone of any payment or maturity under the terms of any instrument deposited hereunder, nor to take any legal action to enforce payment of any check, note or security deposited hereunder and constituting Escrowed Funds or to exercise any right or privilege which may be afforded to the holder of any such security except as expressly provided herein.
1.4    Establishment of Escrow Account.
The Escrow Agent shall establish and maintain the Escrow Account herein provided for in accordance with the terms of this Escrow Agreement.
1.5    Deposit of Escrowed Funds.
(a)    On the date hereof, the Company (i) shall direct the Initial Purchasers to deposit the Initial Escrow Deposit Amount into the Escrow Account and (ii) shall deposit or cause to be deposited the Initial Additional Escrow Deposit Amount into the Escrow Account.
(b)    On the date, if any, on which the Company shall have delivered an Extension Election pursuant to Section 3(b) hereof, the Company shall deposit or cause to be deposited, the applicable Extended Additional Escrow Deposit Amount into the Escrow Account.
(c)    All deposits into the Escrow Account under this Escrow Agreement shall be made, (i) in the case of cash, by wire transfer of United States Dollars to the Escrow Agent pursuant to the wire instructions set forth in Exhibit D hereto and (ii) in the case of Treasury Securities, by same day free delivery settlement via the Federal Reserve Bank to an account specified by the Escrow Agent.
SECTION 2.    Maintaining the Escrow Account.
Except as otherwise provided by the provisions of Sections 4 and 9 hereof:
(a)    Until (i) all Escrowed Funds have been disbursed in accordance with the provisions of Sections 4(a) and 4(b) hereof and the Officer’s Certificate has been provided to the Trustee and the Escrow Agent, or (ii) the Special Mandatory Redemption Price has been paid in full in accordance with the provisions of Section 4(c) hereof, the Issuers will maintain the Escrow Account with the Escrow Agent.
(b)    No amount (including interest, dividends or other distributions or payments on Escrow Investments) shall be paid or released to or for the account of, or withdrawn by or for the account of, the Issuers, the Trustee, the Initial Purchasers or any other Person from the Escrow Account except in accordance with the provisions of this Escrow Agreement.
(c)    The Escrow Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.
SECTION 3.    Investing of Escrowed Funds; Extension Election.
(a)    The Escrowed Funds held by the Escrow Agent in the Escrow Account shall be invested and reinvested by the Escrow Agent in the name of the Escrow Agent in Escrow Investments in accordance with written instructions of the Company. All Escrow Investments shall be promptly credited to the Escrow Account by the Escrow Agent. The Escrow Agent is hereby authorized and directed to sell or redeem all of the Escrow Investments as necessary to make any payments or distributions required under this Escrow Agreement. In the absence of written direction from the Company as to a particular investment to be made, the Escrowed Funds will remain uninvested; provided, however, that in the event of an Extension Election, the Extended Additional Escrow Deposit Amount will be invested in Escrow Investments in accordance with written instructions of the Company, which shall be provided substantially simultaneously with the delivery of the Extension Election; provided, further, that if the Company fails to provide such written investment instruction at the time of delivery of an Extension Election, the Escrowed Funds shall be invested in the Federated Treasury Obligations Fund (CUSIP No. 60934N500). In no event shall the Escrow Agent be liable for any loss resulting from Escrow Investments (including liquidation thereof prior to their maturity) unless such loss results from Escrowed Funds being invested in investments other than in accordance with the written instructions of the Company or the Escrow Agent’s (or any of its Affiliates’) own gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction not subject to appeal. For the avoidance of doubt, to the extent that the value of any Escrow Investment declines, the Company shall not have any obligation to deposit additional funds in the Escrow Account or to ensure that at all times the aggregate amount of the Escrowed Funds equals or exceeds the then applicable Special Mandatory Redemption Price.
(b)    At any time on or prior to 11:59 p.m. (New York City time) on the second Business Day prior to the Initial Outside Date or the then applicable Extended Outside Date, as applicable, the Company may deliver an Extension Election to the Escrow Agent and the Trustee specifying an Extended Outside Date and upon (i) delivery of such Extension Election to the Escrow Agent and the Trustee and (ii) deposit with the Escrow Agent of the Extended Additional Escrow Deposit Amount with respect to the Extended Outside Date specified in such Extension Election in accordance with Section 1.5(b) and (c) hereof, the Outside Date shall thereafter be the Extended Outside Date specified in such Extension Election. In the event the Company delivers an Extension Election, the Company agrees to publicly announce that an Extension

Election has been provided hereunder in a manner reasonably determined by the Company to be effective to provide reasonable notice to Holders of the Notes of such election, which notice shall also specify the Extended Outside Date and the Extended Additional Escrow Deposit Amount.
(c)    Neither the Escrow Agent nor the Trustee shall be responsible for calculating amounts to be disbursed hereunder, and each shall be entitled to rely on written instructions from the Company delivered in accordance with this Escrow Agreement, which instructions shall include wiring instructions, if not provided for herein. The Escrow Agent is hereby authorized to execute purchases and sales of investments permitted by this Escrow Agreement through the facilities of its own trading or capital markets operations or those of any affiliated entity. In no event will the Escrow Agent or the Trustee be responsible for making any such investment selection, and the Issuers and the Trustee acknowledge that the Escrow Agent is not providing investment supervision, recommendations or advice.
SECTION 4.    Disbursements.
The Escrow Agent shall hold the Escrowed Funds in the Escrow Account and release the same only as follows:
(a)    If on any Business Day on or prior to the then applicable Outside Date, the Escrow Agent receives, (i) at or prior to 1:00 p.m. (New York City time) on such date, confirmation (which may be sent via electronic mail) of release of the Officer’s Certificate from escrow, the Escrow Agent shall, promptly after such receipt of such confirmation, release on such date all the Escrowed Funds to the Company, or as otherwise directed in writing by the Company, in accordance with the instructions provided in the Officer’s Certificate; provided, that, the Company shall have delivered such Officer’s Certificate to the Escrow Agent in escrow no less than (x) one Business Day in advance of such date if the Escrowed Funds are uninvested and (y) two Business Days in advance of such date if the Escrowed Funds are invested, or (ii) after 1:00 p.m. (New York City time) on such date, an Officer’s Certificate, the Escrow Agent shall promptly (and in any event within (x) one Business Day if the Escrowed Funds are uninvested and (y) two Business Days if the Escrowed Funds are invested) release all the Escrowed Funds to the Company, or as otherwise directed in writing by the Company, in accordance with the instructions provided in the Officer’s Certificate (in the case of either clause (i) or clause (ii), the date of such release of Escrowed Funds, the “Escrow Release Date”). Upon receipt of the Officers’ Certificate in escrow as described in this Section 4(a), the Escrow Agent shall liquidate all of the Escrowed Funds.
(b)    If (i) the Escrow Agent has not received an Officer’s Certificate at or prior to 5:00 p.m. (New York City time) on the then applicable Outside Date, or (ii) the Escrow Agent has received an Escrow Termination Notice from the Company prior to the then applicable Outside Date, then in the case of clause (i) of this Section 4(b), upon receipt of the Special Redemption Issuers Notice or written direction from the Trustee, the Escrow Agent shall and in the case of clause (ii) of this Section 4(b), the Escrow Agent shall (x) at any time on or prior to the Business Day immediately preceding the Special Mandatory Redemption Date that corresponds to the event described in clause (i) or (ii) (as the case may be) liquidate all Escrowed Funds then held by it and (y) at any time on the Business Day preceding the Special Mandatory Redemption Date that corresponds to the event described in clause (i) or (ii) (as the case may be) release (A) an amount of the Escrowed Funds to the Trustee equal to the Special Mandatory Redemption Price and (B) after payment of Trustee and Escrow Agent fees and expenses, any remaining amount of the Escrowed Funds to the Company in accordance with the written instructions of the Company.
(c)    Notwithstanding anything in this Escrow Agreement to the contrary, the Escrow Agent shall disburse the Escrowed Funds as directed pursuant to a final judgment (without further right of appeal) of a court of competent jurisdiction accompanied by written direction from either the Company or the Trustee; provided, however, that the Escrow Agent shall provide notice thereof to the Issuers and the Trustee prior to such disbursement.
(d)    Any instructions for disbursements to or at the order of the Company, investment directions or other written directions made by the Company pursuant to this Escrow Agreement shall be in writing, shall be delivered in accordance with Section 10.1 hereof and shall comply with the security procedures set forth in Schedule 1 hereto. Any disbursements of Escrowed Funds to the Trustee in the case of the Special Mandatory Redemption or otherwise under this Escrow Agreement shall be made by wire transfer or internal transfer, if applicable, in immediately available funds to the Trustee’s accounts set forth on Exhibit E hereto. Upon request by the Escrow Agent, the Company shall provide the Escrow Agent and the Trustee with the appropriate allocation of the Escrowed Funds between the 2022 Notes and the 2024 Notes. If the Company does not provide such allocation within two Business Days following the Escrow Agent’s request, the Trustee shall provide such allocation.
SECTION 5.    Grant of Security Interest.
(a)
    Each of the Issuers hereby pledges, collaterally assigns and grants to the Trustee, for the benefit of itself and the Holders of the Notes, to secure the Notes Obligations, a security interest in all of its right, title and interest in, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Issuer, the Escrow Account, the Escrowed Funds, and all proceeds thereof (the “Collateral”); provided, however, that this security interest shall automatically terminate as set forth in clause (d) below.
(b)

    (1)    The Escrow Agent hereby agrees that prior to release from the Escrow Accounts all Escrowed Funds shall either be held as United States Dollars or invested in Escrow Investments specified in writing to the Escrow Agent by an Officer of the Company identified in Part A of Schedule 1 hereto and in accordance with Section 3 hereof. The parties hereto hereby agree that the Escrow Account is a Securities Account within the meaning of Article 8 of the UCC.
(2)    The Escrow Agent hereby agrees that the Escrow Investments and any investment property, financial asset, security, instrument or cash or cash balances (irrespective of the currency in which such cash or cash balances are denominated) credited to a securities account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC. The Escrow Agent represents and warrants that the

Escrow Agent is a “securities intermediary” with respect to the Escrow Account and the “financial assets” credited to the Escrow Account. The parties agree that the State of New York is, and will continue to be, the Escrow Agent’s jurisdiction for purposes of the UCC so long as the security interests granted by the Issuers in favor of the Trustee for the benefit of the Holders of the Notes pursuant to Section 5(a) hereof shall remain in effect.
(3)    If at any time the Escrow Agent receives (i) any entitlement order (as such term is defined in Section 8-102(a)(8) of the UCC) with respect to any financial asset credited to the Escrow Account or (ii) any instruction (within the meaning of Section 9-104(b) of the UCC) concerning the disposition of funds held in the Escrow Account from the Trustee acting on the written directions of the Holders of a majority in principal amount of the Notes, the Escrow Agent shall comply with such entitlement order or instruction, as applicable, without further consent of the Issuers or any other Person. The Trustee hereby agrees with the Issuers that it shall not give any entitlement orders or instructions, as applicable, unless the Notes become subject to a Special Mandatory Redemption pursuant to Section 6(h) of each of the 2022 Notes Supplemental Indenture and the 2024 Notes Supplemental Indenture.
(4)    Unless otherwise indicated, terms used but not defined in this Section 5(b) shall have the meanings set forth in Article 8 of the UCC.
(c)    The Issuers shall use commercially reasonable efforts to maintain the security interest created by this Escrow Agreement in the Collateral as a perfected security interest and to defend the security interest created by this Escrow Agreement in the Collateral against the claims and demands of all Persons whomsoever (subject to the other provisions hereof).
(d)    Upon the release of any Escrowed Funds pursuant to Section 4 hereof, the security interest of the Trustee for the benefit of itself and the Holders of the Notes shall automatically terminate without any further action and the Escrowed Funds so released shall be delivered to the recipient free and clear of any and all liens, claims or encumbrances of any person, including the Escrow Agent, the Trustee and the Holders of the Notes. The Escrow Agent agrees that, upon the release of the Escrowed Funds pursuant to Section 4(a) hereof, it will promptly execute and deliver such agreements and instruments in form and substance reasonably satisfactory to the Issuers, as the Issuers may reasonably request and at the expense of the Issuers, to further evidence the release of the security interests and liens granted to the Escrow Agent hereunder.
(e)    Each Issuer hereby authorizes the Trustee to use any collateral description reasonably determined by the Trustee, including the collateral description “all personal property” or “all assets” or words of similar meaning in any financing statements.
SECTION 6.    Representations and Warranties.
(a)    The Issuers hereby represent and warrant, jointly and severally, to the Escrow Agent that:

(1)    This Escrow Agreement has been duly authorized, executed and delivered by the Issuers and will constitute a valid and binding agreement of the Issuers, enforceable against each Issuer in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and remedies generally and to general equitable principles (whether considered in a proceeding in equity or at law); and
(2)    None of the execution, delivery or performance by the Issuers of this Escrow Agreement will (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either Issuer is a party or by which either Issuer is bound or to which any of the property or assets of either Issuer is subject; (ii) violate any provision of the certificate of incorporation or by-laws, or other organizational document, as applicable, of either Issuer; or (iii) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuers; except, in the case of clauses (i) and (iii), as would not reasonably be expected to have a Material Adverse Effect (as defined in the Purchase Agreement).
(b)    Each of the Escrow Agent and the Trustee hereby represents and warrants to each Issuer that this Escrow Agreement has been duly authorized, executed and delivered by the Escrow Agent and the Trustee and, when duly executed and delivered in accordance with its terms by each of the other parties hereto, will constitute a valid and binding agreement of the Escrow Agent and the Trustee enforceable against the Escrow Agent and the Trustee in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and remedies generally and to general equitable principles (whether considered in a proceeding in equity or at law).
SECTION 7.    Escrow Agent Rights and Duties.
(a)    The duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth herein and no duties, responsibilities or obligations shall be inferred or implied. Under no circumstances will the Escrow Agent be deemed to be a fiduciary to any party hereto or any other Person under this Escrow Agreement. The Escrow Agent shall not be subject to, nor required to comply with, any other agreement between or among any or all of the other parties hereto or to which any of them is a party, even though reference thereto may be made herein or such agreement has been given to the Escrow Agent, or to comply with any direction or instruction (other than those contained herein or delivered in accordance with this Escrow Agreement) from any such party or any entity acting on its behalf. The Escrow Agent shall not be required to, and shall not, except as otherwise specified in this Escrow Agreement, expend or risk any of its own funds or otherwise incur any financial liability in the performance of any of its duties or the exercise of its rights hereunder.
(b)    If at any time the Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrowed Funds (including orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the transfer of the Escrowed Funds), the Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, the Escrow Agent shall not be liable to any of the parties hereto or to any other Person even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect; provided, however, that the Escrow Agent shall inform the Issuers promptly and no later than two Business Days thereafter of the receipt of such order, judgment, decree, writ or process and, to the extent permitted under applicable law, will deliver to the Issuers all relevant documents ancillary to such order, judgment, decree, writ or process so that the Issuers may seek an appropriate protective order or pursue other legal remedies; provided, further, however, that the Escrow Agent will not comply with such judicial or administrative order, judgment, decree, writ or judicial or administrative process until such time as it is, in the opinion of its counsel, legally compelled to do so.
(c)    In no event shall the Escrow Agent be liable (i) for acting in good faith in accordance with or relying in good faith upon any instruction, notice, demand, certificate or document reasonably believed by it to be from the Issuers or any Person acting on behalf of the Issuers so long as such action is reasonably believed by it to be taken in accordance with the rights or powers conferred upon it by this Escrow Agreement or (ii) for the acts or omissions of its nominees, correspondents, designees, agents, subagents or subcustodians acting in accordance with the terms of this Escrow Agreement; provided that such nominees, correspondents, designees, agents, subagents or subcustodians were chosen with due care by the Escrow Agent.
(d)    The Escrow Agent may perform any of its duties hereunder by or through agents or employees.
(e)    The Escrow Agent may consult with legal counsel of its own selection (all at the expense of the Issuers pursuant to Section 9 hereof) as to any matter relating to this Escrow Agreement, and the Escrow Agent shall not incur any liability in acting in good faith in accordance with any advice from such counsel.
(f)    The Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence reasonably beyond the control of the Escrow Agent (including any act or provision of any present or future law or regulation or governmental authority, any act of God, war, terrorism or other catastrophe, or the unavailability of the Federal Reserve Bank wire or telex or other wire, computer (hardware or software) or communication facility).
(g)    The Issuers, with the consent of the Trustee (such consent not to be unreasonably withheld), may remove the Escrow Agent at any time by giving to the Escrow Agent ten Business Days’ prior notice in writing signed by the Issuers and the Trustee. The Escrow Agent may resign at any time by giving to the Issuers and the Trustee 15 Business Days’ prior written notice thereof.

(i)    Within two Business Days after giving the foregoing notice of removal to the Escrow Agent or receiving the foregoing notice of resignation from the Escrow Agent, the Issuers shall appoint a successor Escrow Agent. If a successor Escrow Agent has not accepted such appointment by the end of such two Business Day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief. Pursuant to Section 9 hereof, the costs and expenses incurred by the Escrow Agent in connection with such proceeding shall be paid by, and be deemed an obligation of, the Issuers.
(ii)    Upon receipt of the identity of the successor Escrow Agent, the Escrow Agent shall deliver the Escrowed Funds then held hereunder to the successor Escrow Agent.
(iii)    Upon delivery of the Escrowed Funds to such successor Escrow Agent, the Escrow Agent shall have no further duties, responsibilities or obligations hereunder.
(h)    Any Person into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Escrow Agent, shall be the successor of the Escrow Agent hereunder without the execution or filing of any paper or any further action on the part of any of the parties hereto.
(i)    The Escrow Agent shall, on a monthly basis and upon the request of the Issuers, from time to time, provide to the Issuers a statement identifying transactions, transfers or holdings of the Escrowed Funds.
(j)    The Escrow Agent shall not be responsible in any respect for the form, execution, validity, value or genuineness of documents, or for any description therein, or for the identity, authority or rights of Persons executing or delivering or purporting to execute or deliver any such document, security or endorsement.
(k)    In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by the Escrow Agent hereunder, the Escrow Agent may refrain from taking any action other than releasing the Escrowed Funds in accordance with Section 4 hereof, unless the Escrow Agent receives written instructions, signed by each of the Company and the Trustee, which eliminates such ambiguity or uncertainty.
(l)    The Escrow Agent and its directors, officers, employees, attorneys and agents shall be entitled to conclusively rely on any communication, instrument or document reasonably believed by it or them to be genuine and correct and to have been signed or sent by the proper Person or Persons. Any communication, instrument or document required or permitted under this Escrow Agreement shall be in writing and shall be given to the address set forth in Section 10.1 hereof (or to such other address as may be substituted therefor by written notification to the Issuers). Notices to the Escrow Agent shall be deemed to be given when actually received by the Escrow Agent. Whenever under the terms hereof the time for giving a notice or performing an act falls upon a non-Business Day, such time shall be extended to the next Business Day on which the Escrow Agent is open for business.
(m)    In the event of any dispute between, or conflicting claims, demands or instructions by or among, any parties to this Escrow Agreement (other than the Escrow Agent) with respect to any Escrowed Funds, the Escrow Agent shall be entitled to refuse to comply with any and all claims, demands or instructions with respect to such Escrowed Funds so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way for such failure or refusal to comply with such conflicting claims, demands or instructions; provided, however, notwithstanding anything to the contrary in the foregoing, the Escrow Agent shall release the Escrowed Funds in accordance with Section 4 hereof. The Escrow Agent shall be entitled to reasonably refuse to act until either (i) such conflicting or adverse claims or demands shall have been determined by a final order, judgment or decree of a court of competent jurisdiction, which order, judgment or decree is not subject to appeal, or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Escrow Agent or (ii) the Escrow Agent shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all Losses (as defined herein) which it may incur by reason of so acting. The Escrow Agent may, in addition, elect to commence an interpleader action or seek other judicial relief or orders as it may deem necessary. Pursuant to Section 9 hereof, the costs and expenses incurred in connection with such proceeding shall be paid by, and shall be deemed an obligation of, the Issuers.
(n)    The rights and remedies conferred upon the Escrow Agent and each of the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies. The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.
(o)    The Escrow Agent does not have any interest in the Escrowed Funds hereunder but is serving as escrow holder only and having only possession and/or control thereof. The Issuers shall pay or reimburse the Escrow Agent upon request for any taxes relating to the earnings of the Escrowed Funds incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent for any such taxes that it is obligated to pay. Upon execution of this Escrow Agreement, the Company shall provide the Escrow Agent with a fully executed Internal Revenue Service Form W-9 (or other applicable form). The parties hereto agree that (i) for tax reporting purposes, and for any tax year, all interest or other income earned under the Escrow Agreement attributable to the Escrowed Funds shall be allocable to the Company and (ii) to the extent permitted by applicable law, the Company or HERC, as applicable, will include all amounts earned under the Escrow Agreement attributable to the Escrowed Funds in its gross income for federal, state and local tax purposes. It is understood that the Escrow Agent shall be responsible for income reporting only with respect to any income which may be earned on investment of funds which are a part of the Escrowed Funds and is not responsible for any other reporting.
(p)    In no event shall the Escrow Agent be responsible or liable, directly or indirectly, for any (i) damages, losses, liabilities or expenses arising out of services provided hereunder,

other than damages, losses, liabilities or expenses resulting from the Escrow Agent’s gross negligence or willful misconduct, as determined by a final order of a court of competent jurisdiction that is not subject to appeal, (ii) special, indirect, punitive or consequential loss or damage of any kind whatsoever (including loss of profit) irrespective of whether the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action or (iii) amount in excess of the value of the Escrowed Funds, valued as of the date of deposit, plus all interest, dividends and other distributions and payments thereon.
SECTION 8.    Indemnity.
The Issuers shall indemnify, hold harmless and defend the Escrow Agent and its directors, officers, agents and employees, from and against any and all claims, losses, actions, obligations, liabilities, damages, costs and expenses (“Losses”) directly or indirectly arising out of, relating to or in connection with its acceptance of its appointment hereunder or its performance as Escrow Agent (including Losses incurred by the Escrow Agent in connection with its successful defense, in whole or in part, of any claim of willful misconduct or gross negligence on its part), except to the extent that such Losses arise from the Escrow Agent’s or any of its directors’, officers’ agents’ or employees’ willful misconduct or gross negligence as determined by a final order of a court of competent jurisdiction not subject to appeal. The benefits of this Section 8 shall survive the termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.
SECTION 9.    Fees and Expenses.
The Issuers agree to pay or reimburse the Escrow Agent for (1) all of its fees (earned in its capacity as the Escrow Agent) as set forth in that certain fee agreement, dated May 25, 2016, by and among the Issuers and the Escrow Agent, (2) all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Escrow Agreement, any other documents prepared in connection herewith and the transactions contemplated hereby, and (3) the reasonable and documented fees, charges and disbursements of one counsel to the Escrow Agent.
SECTION 10.    Miscellaneous Provisions.
10.1    Notices.
Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, commercial courier service or telecopier communication, addressed as follows (or to such other address as may be substituted therefor by written notification to the other parties):
If to the Issuers:
Herc Spinoff Escrow Issuer, LLC;
Herc Spinoff Escrow Issuer, Corp.
c/o The Hertz Corporation

8501 Williams Road
Estero, Florida 33928
Attention: Richard J. Frecker, Senior Vice President and Acting General Counsel
Telephone: (239) 301-7290
Telecopier: (866) 888-3765
With copies to:
Hertz Equipment Rental Corporation
27500 Riverview Center Blvd.,
Bonita Springs, Florida 34134
Attention: Maryann Waryjas, Senior Vice President and Chief Legal Officer
Telephone: (239) 301-1125
Telecopier: (239) 301-1109
and

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Attention: David A. Brittenham, Esq. and Scott B. Selinger, Esq.
Telephone: (212) 909-6000
Telecopier: (212) 909-6836
If to the Escrow Agent:
Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, Minnesota 55402
Attention: HERC Spinoff Escrow Administrator
Telephone: 612-217-5632
Telecopier: 612-217-5651
If to the Trustee:
Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, Minnesota 55402
Attention: HERC Spinoff Notes Administrator
Telephone: 612-217-5632
Telecopier: 612-217-5651
The Escrow Agent agrees to accept and act upon instructions or directions pursuant to this Escrow Agreement sent by unsecured e-mail, PDF, facsimile transmission or other similar unsecured electronic methods. Attached as Parts A and B of Schedule 1 hereto and made a part hereof is a list of those Persons entitled to give notices, instructions and other communications to the Trustee and/or the Escrow Agent on behalf of the Issuers hereunder. The Escrow Agent shall confirm each funds transfer instruction received in the name of the Issuers by means of the security procedures selected by the Issuers as set forth in Part C of Schedule 1 hereto.
Once delivered to the Escrow Agent, Schedule 1 hereto may be revised or rescinded only by a notice in writing signed by an Officer of the Company. Such revisions or rescissions shall be effective only after actual receipt by the Escrow Agent. If an amended Schedule 1 or a rescission of an existing Schedule 1 is delivered to the Escrow Agent by an entity that is a successor-in-interest to either or both of the Issuers (other than HERC), such document shall be accompanied by additional documentation satisfactory to the Escrow Agent showing that such entity has succeeded to the rights and responsibilities of the Issuers under this Escrow Agreement.
10.2    No Adverse Interpretation of Other Agreements.
Except as provided in Section 10.8 hereof, this Escrow Agreement may not be used to interpret another pledge, security or debt agreement of any Issuer and no such pledge, security or debt agreement (other than the Indenture) may be used to interpret this Escrow Agreement.
10.3    Severability.
The provisions of this Escrow Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Escrow Agreement in any jurisdiction.
10.4    Headings.
The headings in this Escrow Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
10.5    Counterpart Originals.
This Escrow Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement. The exchange of copies of this Escrow Agreement and of signature pages by electronic transmission (including via email or facsimile) shall constitute effective execution and delivery of this Escrow Agreement as to the parties hereto and may be used in lieu of the original Escrow Agreement for all purposes. Signatures of the parties hereto transmitted electronically (including via email or facsimile) shall be deemed to be their original signatures for all purposes.
10.6    Benefits of Escrow Agreement.
This Escrow Agreement shall be binding upon the parties hereto, and each of their respective transferees, successors and assigns, and shall inure, together with the rights and remedies of the Escrow Agent hereunder, to the benefit of the parties hereto, the Holders and each of their respective successors, permitted transferees and assigns.
Nothing in this Escrow Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Holders and the Trustee on behalf of the Holders, any benefit or any legal or equitable right, remedy or claim under this Escrow Agreement.
10.7    Amendments, Waivers and Consents.
Any amendment, modification or waiver of any provision of this Escrow Agreement and any consent to any departure by the Issuers from any provision of this Escrow Agreement shall be effective only if made or duly given with the written consent of the Escrow Agent, the Trustee and the Issuers; provided, however, that no provision of this Escrow Agreement (including those relating to the release of the Escrowed Funds) may be amended, modified or waived in any manner materially adverse to the Holders of the Notes without the written consent of the Holders of a majority in principal amount of the Notes outstanding in accordance with Section 902 of the Indenture; provided, further that, for the avoidance of doubt and in accordance with Section 902 of the Indenture, no amendment, modification or waiver of any provision of this Escrow Agreement shall reduce the Special Mandatory Redemption Price without the written consent of Holders of at least 90% of the principal amount of the Notes affected; and provided, further, that the Escrow Agent shall have no responsibility to determine whether the Indenture requirements for an amendment to this Escrow Agreement have been satisfied. None of the parties hereto shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any default of any obligation or in any breach of any of the terms and conditions hereof. Failure of any of the parties hereto or any Holder to exercise, or delay in exercising, any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any of the parties hereto or any Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such party or such Holder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.
10.8    Interpretation of Agreement.
To the extent a term or provision of this Escrow Agreement (other than Sections 7, 8 and 9 hereof) conflicts with the Indenture, the Indenture shall control with respect to the subject matter of such term or provision. Acceptance of or acquiescence in a course of performance rendered under this Escrow Agreement shall not be relevant to determine the meaning of this Escrow Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection. Regardless of any provision in this Escrow Agreement, the State of New York shall be deemed to be the Escrow Agent’s location for purposes of this Escrow Agreement.

10.9    Termination.
(a)    This Escrow Agreement shall, unless otherwise provided in the Indenture or in this Escrow Agreement, remain in full force and effect.
(b)    This Escrow Agreement shall terminate immediately upon the disbursement of all Escrowed Funds in accordance with the provisions of Sections 4(a) and 4(b) hereof. The Escrow Agent further agrees to execute and deliver such documents, instruments or other agreements as the Issuers may reasonably request (all at the expense of the Issuers pursuant to Section 9 hereof) to evidence the terminations contemplated in this Section 10.9.
10.10    Survival Provisions.
Anything herein to the contrary notwithstanding, (a) all representations, warranties and covenants of the Issuers contained herein shall survive the execution and delivery of this Escrow Agreement, and shall terminate only upon the termination of this Escrow Agreement, and (b) the obligations of the Issuers under Sections 8 and 9 hereof shall survive the termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.
10.11    Waivers.
The Issuers waive presentment and demand for payment of the Special Mandatory Redemption Obligations, protest and notice of dishonor or default with respect to the Special Mandatory Redemption Obligations, and all other notices to which the Issuers might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.
10.12    Authority of the Escrow Agent.
The Escrow Agent shall have and be entitled to exercise all powers hereunder that are specifically granted to the Escrow Agent by the terms hereof, together with such powers as are reasonably incident thereto.
10.13    Final Expression.
This Escrow Agreement, together with the terms of the Indenture expressly referred to herein, is intended by the parties as a final expression of this Escrow Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.
10.14    Rights of Holders.
No Holder shall have any independent rights hereunder other than those rights granted to individual Holders pursuant to the applicable sections of the Indenture; provided that nothing in this subsection shall limit any rights granted to the Escrow Agent under the Notes or the Indenture.

10.15    GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.
THIS ESCROW AGREEMENT AND THE ESCROW ACCOUNT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF, TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.
THE PARTIES HEREBY SUBMIT TO THE PERSONAL JURISDICTION OF, AND EACH AGREES THAT ALL PROCEEDINGS RELATING HERETO WILL BE BROUGHT IN COURTS LOCATED WITHIN, THE CITY AND STATE OF NEW YORK. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY SUCH LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS ESCROW AGREEMENT. EACH OF THE PARTIES (OTHER THAN THE TRUSTEE AND THE ESCROW AGENT) WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO IT AT THE ADDRESS LAST SPECIFIED FOR NOTICES HEREUNDER, AND SUCH SERVICE WILL BE DEEMED COMPLETED TEN (10) CALENDAR DAYS AFTER THE SAME IS SO MAILED.
10.16    Incorporation of Rights.
In connection with its execution and acting hereunder, the Trustee is entitled to all rights, remedies, benefits and indemnities provided to it under the Indenture.
10.17    PATRIOT Act.
The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Escrow Agent, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each Person or legal entity that establishes a relationship or opens an account with the Escrow Agent. The parties to this Escrow Agreement agree that they will provide the Escrow Agent with such information as it may reasonably request in order for the Escrow Agent to satisfy the requirements of the U.S.A. Patriot Act.

IN WITNESS WHEREOF, each of the parties has caused this Escrow Agreement to be duly executed and delivered as of the date first above written.

HERC SPINOFF ESCROW ISSUER, LLC HERC SPINOFF ESCROW ISSUER, CORP.
By: /s/ Scott Massengill Name: Scott Massengill Title: Senior Vice President and Treasurer

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS ESCROW AGENT
By: /s/ Jane Y. Schweiger Name: Jane Y. Schweiger Title: Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, AS TRUSTEE
By: /s/ Jane Y. Schweiger Name: Jane Y. Schweiger Title: Vice President

[Signature Page to Escrow Agreement]

EXHIBIT A
FORM OF OFFICER’S CERTIFICATE
of
Herc Spinoff Escrow Issuer, LLC

This certificate is being delivered pursuant to Section 4(a) of the Escrow Agreement, dated as of June 9, 2016 (the “Escrow Agreement”), among Herc Spinoff Escrow Issuer, LLC, a Delaware limited liability company (the “Company”), Herc Spinoff Escrow Issuer, Corp., a Delaware corporation (together with the Company, the “Issuers”) Wilmington Trust, National Association, as Trustee under the Indenture referred to below (in such capacity, the “Trustee”), and Wilmington Trust, National Association, as escrow agent (in such capacity, the “Escrow Agent”). Capitalized terms used but not defined herein have the respective meanings specified in the Escrow Agreement (including those terms defined by reference to the Indenture referred to therein).
The Company hereby certifies to the Escrow Agent and the Trustee through the undersigned officer, in his capacity as such and not in his individual capacity, that, on the date hereof, promptly following the release of the Escrowed Funds:

1.	the Transactions which upon consummation thereof will result in the Separation are being initiated;

2.
HERC shall have delivered, or shall deliver substantially concurrently with the release of the Escrowed Funds, one or more supplemental indentures pursuant to which HERC shall assume the obligations of the Issuers under the Notes and the Indenture; and

3.	the Separation will be consummated promptly (which may be on the day following the Escrow Release Date) following the release of Escrowed Funds.
The Company hereby directs the Escrow Agent to disburse $[ ˜ ] of the Escrowed Funds on _______________, 2016 to the following account by wire transfer of immediately available funds:
Account Name:    [ ˜ ]
Bank:             [ ˜ ]
ABA:            [ ˜ ]
DDA:             [ ˜ ]

Ex. A-1

The Company hereby directs the Escrow Agent to disburse the balance of the Escrowed Funds on _______________, 2016 to the following account by wire transfer of immediately available funds:
Account Name:    [ ˜ ]1
Bank:             [ ˜ ]
ABA:            [ ˜ ]
DDA:             [ ˜ ]

_________________________________________________________________
1 Insert the Company or HERC’s account information.

Ex. A-2

IN WITNESS WHEREOF, the Company, through its undersigned officer, has signed this Officer’s Certificate as of the date first above written.

Herc Spinoff Escrow Issuer, LLC
By: ____________________ Name Title

Ex. A-3

EXHIBIT B

FORM OF EXTENSION ELECTION
, 201_
This Extension Election is being delivered pursuant to Section 3(b) of the Escrow Agreement dated as of June 9, 2016 (the “Escrow Agreement”), among Herc Spinoff Escrow Issuer, LLC, a Delaware limited liability company (the “Company”), Herc Spinoff Escrow Issuer, Corp., a Delaware corporation (together with the Company, the “Issuers”), Wilmington Trust, National Association, as Trustee under the Indenture referred to below (in such capacity, the “Trustee”) and Wilmington Trust, National Association, as escrow agent (in such capacity, the “Escrow Agent”). Unless otherwise indicated, capitalized terms used but not defined herein have the respective meanings specified in the Escrow Agreement (including those terms defined by reference to the Indenture referred to therein).
The Company hereby certifies as follows:
(i)    The Company is making an Extension Election in accordance with Section 3(b) of the Escrow Agreement;
(ii)    The Extended Outside Date shall be             , 201_2;
(iii)    The Extended Additional Escrow Deposit Amount with respect to the Extended Outside Date is $             ;
(iv)    Based on the amount of the Escrowed Funds on deposit with the Escrow Agent as of the date hereof and notified by the Escrow Agent to the Issuers, the Extended Additional Escrow Deposit Amount as set forth in clause (iii) above satisfies the requirements set forth in the definition of “Extended Additional Escrow Deposit Amount”; and
(v)    The Company shall cause the Extended Additional Escrow Deposit Amount to be deposited with the Escrow Agent on the date hereof in accordance with the requirements of Section 3(b) of the Escrow Agreement.
[The Extended Additional Escrow Deposit Amount shall be invested in              (CUSIP No.         )3.]

______________________________________
2     A date not later than December 31, 2016 selected by the Company.
    3     Insert name of eligible fund and such fund’s CUSIP number.

Ex. B-1

IN WITNESS WHEREOF, the Company has signed this Extension Election as of the date first above written.

Herc Spinoff Escrow Issuer, LLC
By: ___________________ Name Title

Ex. B-2

EXHIBIT C

FORM OF ESCROW TERMINATION NOTICE
of
Herc Spinoff Escrow Issuer, LLC

, 201_
This Escrow Termination Notice is being delivered pursuant to Section 4(b) of the Escrow Agreement dated as of June 9, 2016 (the “Escrow Agreement”), among Herc Spinoff Escrow Issuer, LLC, a Delaware limited liability company (the “Company”), Herc Spinoff Escrow Issuer, Corp., a Delaware corporation (together with the Company, the “Issuers”), Wilmington Trust, National Association, as Trustee under the Indenture (in such capacity, the “Trustee”) and Wilmington Trust, National Association, as escrow agent (in such capacity, the “Escrow Agent”). Unless otherwise indicated, capitalized terms used but not defined herein have the respective meanings specified in the Escrow Agreement (including those terms defined by reference to the Indenture referred to therein).
The Company hereby certifies that it has determined that the Escrow Release Date will not occur prior to the Outside Date. The Special Mandatory Redemption Date shall be _______________. The Escrow Agent is directed to disburse the Escrowed Funds to the Trustee at the accounts specified in Exhibit E to the Escrow Agreement in the amounts as follows:
$__________ to the 2022 Notes account, and
$__________ to the 2024 Notes account.

[Signature Page to Amend Schedule 1 of the Escrow Agreement]

IN WITNESS WHEREOF, the Company has signed this Escrow Termination Notice as of the date first above written.

Herc Spinoff Escrow Issuer, LLC
By: ___________________ Name Title

2